Exhibit 24.1
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints WESTON M. HICKS as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute for such person and in such person’s name, place and stead, in his or her capacity as a director or officer of Alleghany Corporation (the “Company”), any and all documents relating to the registration by the Company of securities of the Company pursuant to a Registration Statement on Form S-3 and any and all amendments and supplements thereto, including, without limitation, any and all registration statements registering additional securities under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that any of the undersigned persons has previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney any of the undersigned persons may execute, unless such subsequent power specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.
     This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument.
     The “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under the New York General Obligations Law. Notwithstanding anything to the contrary contained therein, this Power of Attorney is limited to the powers granted as described above and DOES NOT grant the attorney-in-fact and agent the authority to spend any of the undersigned persons’ money or sell or dispose of any of the undersigned persons’ property.
     CAUTION TO THE PRINCIPAL:
     Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
     When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

     Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
     You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
     You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
     Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
     The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
     If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

     IMPORTANT INFORMATION FOR THE AGENT:
     When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
1.	act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

2.	avoid conflicts that would impair your ability to act in the principal’s best interest;

3.	keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

4.	keep a record or all receipts, payments, and transactions conducted for the principal; and

5.	disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
     You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent:
     The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ REX D. ADAMS		Director
	Name:	Rex D. Adams
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ KAREN BRENNER		Director
	Name:	Karen Brenner
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ JOHN J. BURNS, JR.		Vice Chairman of the Board of Directors
	Name:	John J. Burns, Jr.
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ DAN R. CARMICHAEL		Director
	Name:	Dan R. Carmichael
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ THOMAS S. JOHNSON		Director
	Name:	Thomas S. Johnson
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ JEFFERSON W. KIRBY		Chairman of the Board of Directors
	Name:	Jefferson W. Kirby
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ WILLIAM K. LAVIN		Director
	Name:	William K. Lavin

     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ PHILLIP M. MARTINEAU		Director
	Name:	Phillip M. Martineau
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ JAMES F. WILL		Director
	Name:	James F. Will
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ RAYMOND L.M. WONG		Director
	Name:	Raymond L.M. Wong
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ JERRY G. BORRELLI		Vice President
	Name:	Jerry G. Borrelli	(principal accounting officer)
     In witness whereof I have hereunto signed my name this 20th day of July, 2010.

By:	/s/ ROGER B. GORHAM		Senior Vice President
	Name:	Roger B. Gorham	(principal financial officer)
     I have read the foregoing Power of Attorney. I am the person identified therein as agent for each of the principals named therein.

By:	/s/ WESTON M. HICKS
Weston M. Hicks
July 20, 2010